UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2012, Career Education Corporation (the “Company”) and its wholly-owned subsidiary, CEC Educational Services, LLC (“CEC-ES”), entered into an $80,000,000 revolving credit facility pursuant to a Credit Agreement (the “Credit Agreement”) with BMO Harris Bank N.A. (“BMO Harris”), in its capacities as the initial lender thereunder and the administrative agent for the lenders which from time to time may be parties to the Credit Agreement. Various other domestic subsidiaries of the Company are guarantors under the Credit Agreement. The Company and CEC-ES borrowed the maximum amount of $80,000,000 under the Credit Agreement on December 27, 2012.

The revolving credit facility under the Credit Agreement is scheduled to mature on January 31, 2014. Interest and fees accruing under the Credit Agreement are payable quarterly in arrears and principal is payable at maturity. The Company and CEC-ES may prepay amounts outstanding under, or terminate, the Credit Agreement upon three or five business days’ prior notice, respectively, in each case without premium or penalty. The Credit Agreement and the ancillary documents executed in connection therewith contain customary affirmative, negative and financial maintenance covenants, including limits on capital expenditures and a requirement for the borrowers to maintain cash and cash equivalents in domestic accounts of at least $75,000,000 at all times. The loans under the Credit Agreement are secured by 110% cash collateral. The agreements also contain customary representations and warranties, events of default, and rights and remedies upon the occurrence of any event of default, including rights to accelerate the debt and rights to realize upon the collateral securing the obligations under the Credit Agreement.

There is no material relationship between the Company or any of its subsidiaries or affiliates and BMO Harris, other than in respect of the Credit Agreement and certain banking relationships all entered into in the ordinary course of business.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Credit Agreement dated as of December 27, 2012 among Career Education Corporation, CEC Educational Services, LLC, the guarantors from time to time parties thereto, the lenders from time to time parties thereto and BMO Harris Bank N.A., as administrative agent. Schedules and exhibits to this Credit Agreement have not been included herewith, but will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Colleen M. O’Sullivan
Colleen M. O’Sullivan
Senior Vice President and Chief Financial Officer

Dated:	January 3, 2013

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Credit Agreement dated as of December 27, 2012 among Career Education Corporation, CEC Educational Services, LLC, the guarantors from time to time parties thereto, the lenders from time to time parties thereto and BMO Harris Bank N.A., as administrative agent. Schedules and exhibits to this Credit Agreement have not been included herewith, but will be furnished supplementally to the Securities and Exchange Commission upon request.

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